UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

RELIV’ INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11768	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 537-9715

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2009, Reliv International, Inc. (“Reliv”) notified The Nasdaq Stock Market, LLC (“Nasdaq”) that its Board of Directors was no longer comprised of a majority of independent directors as required by Rule 5605(b)(1) of the Nasdaq Listing Rules.  As previously reported by Reliv in its Current Report on Form 8-K filed on May 29, 2009, Patrick Doherty resigned from Reliv’s Board of Directors on May 27, 2009 and declined to stand for re-election.  At Reliv’s annual shareholder’s meeting on May 28, 2009, Reliv’s remaining eight directors were re-elected, four of whom Reliv’s Board of Directors has determined qualify as independent directors under Nasdaq Listing Rules.

In response to Reliv’s notice, Nasdaq issued a deficiency letter to Reliv on June 11, 2009 indicating that Reliv fails to comply with the majority independent board requirement for continued listing set forth in Listing Rule 5605.  Reliv intends to regain compliance with the requirement that its Board of Directors have a majority of independent directors prior to the expiration of the cure period provided pursuant to Listing Rule 5605(b)(1)(A).

On June 15, 2009, Reliv issued a press release announcing receipt of this notice. The full text of the press release is set forth in Exhibit 99 attached hereto.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

99	Press Release dated June 15, 2009 captioned: “Reliv International Receives Notice from Nasdaq.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on June 15, 2009.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer